UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2018

SABAN CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37878	98-1296434
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Santa Monica Boulevard, 26th Floor
Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

(310) 557-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2018, Saban Capital Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Sponsor Note”) pursuant to which the Company may borrow up to $1,500,000 from its sponsor, Saban Sponsor LLC (the “Sponsor”). The Sponsor Note bears interest at a rate of 2.51% per annum and all unpaid principal under the Sponsor Note including accrued interest thereon will be due and payable in full on the earliest of (i) March 31, 2019, (ii) the effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses, and (iii) the termination, for any reason, of that certain Business Combination Agreement, dated as of September 13, 2018, by and among the Company and the other parties thereto (such earliest date, the “Maturity Date”), unless accelerated upon the occurrence of customary events of default. Under the Sponsor Note, the Sponsor has waived any and all right, title, interest or claim of any kind in or to any distribution of or from the trust account established in connection with the Company’s initial public offering, including any right to seek recourse, reimbursement, payment or satisfaction for any claim against the trust account.

Additionally, on September 21, 2018, the Company and the Sponsor amended (the “Sponsor Convertible Note Amendment”) the maturity date of the Sponsor Convertible Note issued by the Company on March 12, 2018 (the “Sponsor Convertible Note”). Pursuant to the Sponsor Convertible Note Amendment, all unpaid principal under the Sponsor Convertible Note including accrued interest thereon will be due and payable in full on the Maturity Date, unless accelerated upon the occurrence of customary events of default.

The above descriptions of the Sponsor Note and the Sponsor Convertible Note Amendment are summaries and are qualified in their entirety by the terms of the Sponsor Note and the Sponsor Convertible Note Amendment. Copies of the Sponsor Note and the Sponsor Convertible Note Amendment are attached hereto as exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated as of September 26, 2018, issued to Saban Sponsor LLC.

10.2	Amendment No. 1, dated as of September 21, 2018, to the Promissory Note, dated as of March 12, 2018, issued to Saban Sponsor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saban Capital Acquisition Corp.

Date: September 27, 2018	By:	/s/ Adam Chesnoff
	Name:	Adam Chesnoff
	Title:	President and Chief Executive Officer